SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE
ACT OF 1934 (AMENDMENT NO. __ )

Filed by the Registrant                [X]
Filed by a Party other than the Registrant       [  ]

Check the appropriate box:
[ X] Preliminary Proxy Statement
[    ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[    ] Definitive Proxy Statement
[    ] Definitive Additional Materials
[    ] Soliciting Material Under Rule 14a-12

THE PHOENIX GROUP CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

(1)   Title of each class of securities to which transaction applies:

(2)   Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)   Proposed maximum aggregate value of transaction:

(5)   Total fee paid:

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid:

(2)   Form, Schedule or Registration Statement No.:

(3)   Filing Party:

(4)   Date Filed:

The Phoenix Group Corporation

801 E. Campbell Road, Suite 450
Richardson, TX 75081
(214) 382-3630

Dear Stockholder:
You are cordially invited to attend the 2004 Annual Meeting of stockholders of The Phoenix Group Corporation to be held at ____ _.m., ________ time, ______________ time on ____________, 2004, at the ______________________, ________________, _________________.
Your vote at the Annual Meeting is important to us. At the Annual Meeting, you will be asked to (i) elect nine directors, (ii) ratify the selection of our auditors for 2004, (iii) approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of one-for-sixteen (1:16) and (iv) approve certain amendments to our Amended and Restated Certificate of Incorporation to change the provisions relating to the size of our board of directors. The accompanying notice of the 2004 Annual Meeting of stockholders and proxy statement describe the matters to be presented at the Annual Meeting. These proxy solicitation materials will first be mailed on or about ____________, 2004 to all stockholders entitled to vote at the Annual Meeting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE ELECTION OF THE NOMINATED DIRECTORS, THE RATIFICATION OF OUR AUDITORS, AND THE APPROVAL OF THE AMENDMENTS TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.
Whether or not you plan to attend the Annual Meeting, please mark, sign, date and return your proxy card in the enclosed envelope as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy. If you attend the Annual Meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card. Simply attending the Annual Meeting, however, will not revoke your proxy; you must vote at the Annual Meeting. If you do not attend the Annual Meeting, you may still revoke your proxy at any time prior to the Annual Meeting by providing a later dated proxy or by providing written notice of your revocation to the Secretary of our Company. Your prompt cooperation will be greatly appreciated.

                   Sincerely,

                   /S/ RONALD E. LUSK

                   Ronald E. Lusk
                   Chairman
Richardson, Texas
___________, 2004

The Phoenix Group Corporation

801 E. Campbell Road, Suite 450
Richardson, TX 75081
(214) 382-3630

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON ___________, 2004
TO THE STOCKHOLDERS OF THE PHOENIX GROUP CORPORATION:
NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders of The Phoenix Group Corporation, a Delaware corporation, will be held on ___________, 2004, beginning at _____ _.m., _______________ time, at the _________________, ____________, ___________, for the following purposes:
  To elect nine directors to serve for one-year terms ending in the year 2005 or until their successors are duly elected and qualified;
  To ratify the appointment of Turner, Stone & Company, LLP as independent auditors of our Company for the fiscal year ending December 31, 2004;
  To approve a proposal which shall effect, upon filing an amendment with the Secretary of State of the State of Delaware, a reverse split of The Phoenix Group Corporation’s outstanding common stock at a ratio of one-for-sixteen (1:16), but leave the number of authorized shares of capital stock at 500,000,000;
  To approve a proposal which shall, upon filing an amendment with the Secretary of State of the State of Delaware, amend the Designation of Rights, Preferences and Powers of the Series A Senior Convertible Preferred Stock and Series B Preferred Stock to: (a) provide that the size of the board of directors may be increased above six by a written consent or a vote of the holders of a majority of the then outstanding shares of Series A Senior Convertible Preferred Stock and (b) provide, in the event that at any time a sufficient amount of dividends payable with respect to the shares of Series A Senior Convertible Preferred Stock remain unpaid, for the holders of a majority of the then outstanding shares of Series A Senior Convertible Preferred Stock to be able to appoint a sufficient number of directors to constitute a majority of our board of directors; and
  To transact other business as may properly come before the meeting or any adjournment or adjournments thereof.
The foregoing matters are described in more detail in the enclosed proxy statement. Our board of directors has fixed the close of business on ____________, 2004 as the record date for the determination of our stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment of the meeting. Only those stockholders of record as of the close of business on that date are entitled to notice of and to vote at the Annual Meeting. Our stock transfer books will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder of our Company, for any purpose germane to the meeting, at the Annual Meeting and during ordinary business hours at our executive offices for a period of ten days prior to the Annual Meeting.
Stockholders are urged to review carefully the information contained in the proxy statement attached hereto prior to deciding how to vote their shares at the Annual Meeting. Your participation in the Annual Meeting, in person or by proxy, is important. We hope you will be able to attend the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. If you attend the Annual Meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card. Simply attending the Annual Meeting, however, will not revoke your proxy; you must vote at the Annual Meeting. If you do not attend the Annual Meeting, you may still revoke your proxy at any time prior to the Annual Meeting by providing a later dated proxy or by providing written notice of your revocation to the Secretary of our Company. Your prompt cooperation will be greatly appreciated.
All stockholders are cordially invited to attend the meeting in person.

                   BY ORDER OF THE BOARD OF DIRECTORS,

                   /s/ Kathryn D. Fuller

                   Kathryn D. Fuller, Corporate Secretary

Richardson, Texas
___________, 2004
YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, AND VOTE EITHER BY PROXY OR BY ATTENDING THE ANNUAL MEETING.
WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENVELOPE ENCLOSED FOR YOUR CONVENIENCE.

The Phoenix Group Corporation

801 E. Campbell Road, Suite 450
Richardson, TX 75081
(214) 382-3630

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON ____________, 2004
GENERAL INFORMATION ABOUT VOTING

General
The enclosed proxy is solicited on behalf of the board of directors of The Phoenix Group Corporation (the “Company”), for use at the Annual Meeting of stockholders to be held on ________, 2004. The Annual Meeting will be begin at ________ _.m., _____________ time, at the _________, ___________, ___________.

Voting
On ___________, 2004, 453,599,459 shares of our common stock were issued and outstanding, and 533,333 shares of our Series A Senior Convertible Preferred Stock were issued and outstanding. Each share of common stock is entitled to one vote at the Annual Meeting. Each share of Series A Senior Convertible Preferred Stock is entitled to cast one vote for every share of common stock issuable upon conversion of the Series A Senior Convertible Preferred Stock. On __________, 2004, the shares of Series A Senior Convertible Preferred Stock outstanding were convertible into 5,660,659 shares of our common stock.
The nominees for election to our board of directors who receive the greatest number of votes cast for the election of directors by the shares present at the Annual Meeting, in person or by proxy, will be elected directors. You may not cumulate votes in the election of directors. The adoption of the proposal to ratify the appointment of our independent auditors requires the affirmative vote of a majority of shares present at the Annual Meeting, in person or by proxy. The adoption of the proposals to amend our Amended and Restated Certificate of Incorporation to approve the reverse stock split and to approve changes to certain provisions relating to the size of our board of directors requires the affirmative vote of a majority of the shares of our common stock and Series A Senior Convertible Preferred Stock (voting on an as-converted basis) presently outstanding and voting as a single class, in person or by proxy.
A majority of the outstanding shares of our common stock and Series A Senior Convertible Preferred Stock (voting on an as-converted basis) present in person or represented by proxy constitutes a quorum for the transaction of business at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions may be specified on all proposals except the election of directors. Abstentions, with respect to any proposal other than the election of directors, will have the same effect as a vote against such proposal. Broker non-votes will have no effect on the outcome of the election of directors or the ratification of independent auditors. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Since the affirmative vote of the holders of a majority of the outstanding shares of common stock and Series A Senior Convertible Preferred Stock (voting on an as-converted basis) voting as a single class and entitled to vote on the proposals to amend our Amended and Restated Certificate of Incorporation is required, a “broker non-vote” on such proposals will have the same effect as a vote against the amendments to our Amended and Restated Certificate of Incorporation.

Proxies
If you properly sign and return the enclosed form of proxy, your shares represented will be voted at the Annual Meeting in accordance with your specified instructions. If you do not specify how your shares are to be voted, your shares will be voted FOR the election of the directors proposed by the board unless the authority to vote for the election of a director is withheld and, if no contrary instructions are given, the proxy will be voted FOR the ratification of our independent accountants and FOR the proposals to amend our Amended and Restated Certificate of Incorporation. You may revoke or change your proxy at any time before the Annual Meeting by filing with our corporate Secretary at 801 E. Campbell Road, Suite 450, Richardson, Texas 75081, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person. Simply attending the Annual Meeting, however, will not revoke your proxy; you must vote at the Annual Meeting.

Solicitation
We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to our stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for costs incurred in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for soliciting. Except as described above, we do not presently intend to solicit proxies other than by mail.

Deadline for Receipt of Stockholder Proposals
Proposals of stockholders that are intended to be presented by such stockholders at our 2005 annual meeting must be received no later than __________, 2005, in order that they may be included in the proxy statement and form of proxy relating to that meeting. In addition, the proxy solicited by our board of directors for the 2005 annual meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of the proposal not later than ___________, 2005.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL ONE: ELECTION OF DIRECTORS
General
Directors are elected for a one-year term. There are nine nominees for director this year. Directors elected at the Annual Meeting will serve until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their death, resignation or removal. The nominees for election have agreed to serve if elected, and the Company has no reason to believe that the nominees will be unavailable to serve. If a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any substitute nominee who may be designated by our board of directors to fill the vacancy.

Nominee	Age	Present Offices Held in Our Company	Director Since

Robert E. Bachman	62	Director	2003
John A. Collingwood	66	Nominee
Donald R. Harkleroad	60	Director	2003
Ronald E. Lusk	48	Chairman of Board of Directors	1998
Dr. Fredric Maxik	44	Chief Executive Officer of Lighting Science, Inc. and Nominee
J. Michael Poss	53	Chief Executive Officer, President, Chief Financial Officer and Director	2002
Daryl N. Snadon	59	Director	2003
Robert L. Woodson, III	56	Director	1998
Frank L. Yetter	50	Director	2003
Set forth below is certain information concerning the nominees:
Robert E. Bachman, 62, is the president and a director of USGT Investors Management Company, Inc., which is the general partner of USGT Investors, LP (“USGT”), a Dallas-based investment/merchant bank founded by Mr. Bachman and two other partners in 1988. USGT works primarily with private equity funds to source and invest in private companies in the United States and internationally. Mr. Bachman and his partners have founded and sold several private companies, including a natural gas marketing company and a reverse mortgage company. Mr. Bachman received a B.A. from Bowdoin College and an MBA from Columbia University. He served as an officer in the U.S. Navy.
John A. Collingwood, 66, is a private investor and serves as officer and/or director of several privately held companies and was previously a major shareholder of Lighting Science, Inc. prior to its acquisition on June 1, 2004 by the Company. Mr. Collingwood is an alumnus of the University of Kansas, and he graduated from the University of the Americas in Chouloa, Mexico with a degree in International Business Administration.
Donald R. Harkleroad, 60, currently serves as president of The Bristol Company and has served in that position for more than five years. Located in Atlanta, Georgia, The Bristol Company and its subsidiaries comprise a diversified investment and management holding company with interests in finance, food, and technology. Mr. Harkleroad is a graduate of the University of Georgia and of the New York University School of Law, where he was a Weinfeld Associate and editor-in-chief of The Journal of International Law & Politics. Mr. Harkleroad is past chairman of the International Law Section and of the Corporation and Banking Law Section of the State Bar of Georgia, as well as chairman of the Taxation Committee of the Business Law Section of the American Bar Association.  He also served for several years as adjunct professor of law at Emory Law School, teaching in the areas of corporate, partnership, and tax law. He is a director of the Society of International Business Fellows, a member of the World Economic Forum, and a director of several public and private companies and charitable organizations.
Ronald E. Lusk, 48, has served as the Chairman of the Board of Directors of the Company since November 1998. Mr. Lusk has also served as an executive officer of the Company for more than five years. Mr. Lusk is also the president of Match, Inc., a private investment and holding company. Mr. Lusk has over 22 years of diverse business and management expertise contributing to his direct ownership and control of various companies, predominately in the healthcare and entertainment industries. Mr. Lusk currently serves as a director on the boards of several private companies. At the Annual Meeting Mr. Lusk will become the chief executive officer and president of the Company.
Dr. Fredric Maxik, 44, remains as the chief executive officer of Lighting Science, Inc, a wholly-owned subsidiary of the Company since its acquisition on June 1, 2004. After graduating from Bard College with a bachelor’s degree in physics and philosophy, Dr. Maxik began his career with Sansui Electronics in 1983 in Tokyo, Japan where he became vice-president of product development. In 1990, he was recruited to the position of vice president of product development for Onkyo Electronics in Osaka, Japan. In 1993, Dr. Maxik formed a product development consulting firm and in 2002 Dr. Maxik formed an environmental products company. Dr. Maxik received an honorary PhD in physics from the University of Hong Kong in 1993.
J. Michael Poss, 53, has served as chief financial officer of the Company since May 2002 and as chief executive officer and president since November 2, 2002. Prior to his association with the Company, Mr. Poss served as executive vice president of Zix Corporation from April 2000 through February 2002 where he was involved in sales, marketing, investor relations, and the negotiation of strategic alliance agreements with industry-leading partners. Prior to moving to Zix Corporation, Mr. Poss held the position of chief financial officer of The Perot Group, the family office operation of Ross Perot. Before joining Mr. Perot in 1979, Mr. Poss worked for Arthur Young & Company. He was awarded his Certified Public Accountant designation in 1978, and he received a Bachelor of Business Administration degree from the University of Texas at Austin in 1973. Mr. Poss is also a licensed attorney, having graduated from the University of Texas Law School in 1976.
Daryl N. Snadon, 59, is the owner of Beltway Development Company, a Dallas-based real estate development company with a 30-year operating history and has served in that position since the company’s inception. Mr. Snadon is the principal owner of 25 separate commercial properties in Texas and other states. He serves as an officer and director of numerous privately held corporations, as managing partner of numerous joint ventures, and as a member or partner of numerous limited liability companies and partnerships.
Robert L. Woodson, III, 56, has been a director of the Company since 1998 and previously served as president and chief operating officer of the Company from January 1999 to November 2000. Mr. Woodson was president and chief executive officer from November 1998 to January 1999. Prior to joining the Company, Mr. Woodson was president of HFI Home Care Management LP, a company that acquires and manages home health agencies, from 1994 through 1997, and executive vice president and secretary of HealthFirst, Inc., a company that manages home health agencies, from 1992 through 1994. In March 2000, Mr. Woodson resigned as an executive officer of the Company and continues to serve in the capacity as a director. Since 2000, Mr. Woodson has been a private investor. Mr. Woodson has been a member of the board of directors of the First National Bank of LaFollette, Tennessee since 1975.
Frank L. Yetter, 50, has been a director of the Company since September 2003. He has owned and operated several privately held companies over a 20-year period. In 1984, he founded a rehabilitation therapy company that was acquired by Horizon Healthcare Corporation in 1992. He remained president and chief operating officer of Horizon’s therapy division until his retirement in 1995. For the past ten years he has devoted time to business consulting and private investments. He is currently an investor in several privately held service and retail companies covering several lines of business.

Board Committees and Meetings
Since the confirmation, on September 16, 2003, of the Company’s Plan of Reorganization under chapter 11 of the federal bankruptcy law, there has been one meeting of our board of directors. On September 24, 2003, in anticipation of the effectiveness of the plan of reorganization on September 26, 2003, the board met via telephone and appointed three directors to serve on the audit committee and three directors to serve on the compensation committee.
Audit Committee. Our audit committee currently consists of three directors, Messrs. Bachman, Snadon, and Yetter, and is primarily responsible for approving the services performed by our independent auditors and reviewing their reports regarding our accounting practices and systems of internal accounting controls. Our audit committee held one meeting during the fiscal year ended December 31, 2003. The Amended and Restated Audit Committee charter is attached to this proxy statement as Appendix C.
Messrs. Bachman and Yetter are non-employee directors and are “independent” pursuant to the rules of The Nasdaq Stock Market. In addition, the board has determined that Mr. Bachman is an “audit committee financial expert” as defined by applicable rules of the Securities and Exchange Commission. Mr. Snadon is not considered to be “independent” because he is part of a partnership that owns our executive offices. This partnership leases our offices to us in return for our payment of rent in the form of cash or the Company’s stock. We intend to move to different executive offices and terminate our current lease with Mr. Snadon’s partnership. Upon termination of our lease and satisfaction of all payments owed to Mr. Snadon’s partnership, Mr. Snadon will be considered independent under the rules of the Nasdaq Stock Market.
Policy On Audit Committee Pre-Approval Of Audit And Permissible Non-Audit Services Of Independent Auditor
Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.
Prior to engagement of the independent auditor for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.
  Audit Services. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.
  Audit-Related. Audit-related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.
  Tax Services. Tax services include all services performed by the independent auditor’s tax personnel, except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.
  Other Fees. Other fees are those associated with services not captured in the other categories. We generally do not request such services from the independent auditor.
Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.
The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.
Compensation Committee. Our compensation committee currently consists of three directors, Messrs. Harkleroad, Woodson, and Yetter. Our compensation committee is primarily responsible for reviewing and approving our general compensation policies and setting compensation levels for our executive officers. Our compensation committee also has the authority to establish stock incentive programs for management and approve distributions thereunder.
All members of the compensation committee are non-employee directors and are “independent” pursuant to the rules of The Nasdaq Stock Market. Our compensation committee held two meetings during the fiscal year ended December 31, 2003.
Compensation Committee Interlocks and Insider Participation. None of the directors serving on the compensation committee has been employed by the Company at any time since the confirmation of the Reorganization Plan on September 16, 2003. None of the current executive officers of the Company has served as a member of the board of directors or the compensation committee of any other entity that has or has had one or more executive officers serving as a member of our board of directors or compensation committee.

Director Nominations
Nominations of candidates for election as directors may be made by the board of directors or by stockholders. The board of directors has not created a separate committee responsible for the nomination of directors. Because a majority of our directors are independent directors the board believes that it is currently unnecessary to create a separate committee responsible for nominating directors. The goal is to recommend candidates for the board of directors that bring a variety of perspectives and skills derived from high quality business and professional experience. In selecting and recommending nominees for election as directors, the board of directors considers the factors set out below:
  commitment to ethical conduct as evidenced through the person’s business associations, service as a director or executive officer of other organizations, and/or education;
  objective perspective and mature judgment developed through business experiences and/or educational endeavors;
  the candidate’s ability to work with other members of the board of directors and management to further our goals and increase stockholder value;
  the ability and commitment to devote sufficient time to carry out the duties and responsibilities as a director;
  demonstrated experience at policy making levels in various organizations and in areas that are relevant to our activities; and
  the skills and experience of the potential nominee in relation to the capabilities already present on the board of directors.
Other than the foregoing, there are no stated minimum criteria for director nominees, although the board of directors may also consider such other factors as it may deem to be in the best interests of the Company and its stockholders. The board of directors requires that at least one member of the board of directors should meet the criteria for an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission, and that a majority of the members of the board of directors should meet the definition of “independent director” under the Nasdaq rules.
If a stockholder has a recommendation as to a nominee for election as a director, such stockholder should make his, her or its recommendation in writing addressed to the Chairperson of the board of directors, at the Company's address shown in the heading to this proxy statement, giving the business history and other relevant biographical information as to the proposed nominee and the reasons for suggesting such person as a director of the Company. The board of directors will then review the recommendation and advise the stockholder of its conclusion and, if a rejection, the reasons therefor.

Contacting the Board of Directors
Any stockholder who desires to contact our board of directors may do so by writing to the following address: Board of Directors, 801 E. Campbell Road, Suite 450, Richardson, Texas 75081. Communications received are distributed to an independent member of the board of directors or to the other members of the board of directors as appropriate depending on the facts and circumstances outlined in the communication received.

Director Independence
The board of directors has determined that, except for Mr. Lusk, Mr. Maxik, Mr. Poss and Mr. Snadon, each of our directors and nominees qualifies as an independent director under the rules of The Nasdaq Stock Market. Mr. Lusk is not considered independent because he holds the office of chairman of the Company, and Mr. Poss is not considered independent because he serves as the chief executive officer, president and chief financial officer of the Company. Mr. Maxik is not considered independent because he serves as the chief executive officer of the Company’s wholly-owned subsidiary, Lighting Science, Inc. Mr. Snadon is not considered to be “independent” because he is part of a partnership that owns our executive offices. This partnership leases our offices to us in return for our payment of rent in the form of cash or the Company’s stock. We intend to move to different executive offices and terminate our current lease with Mr. Snadon’s partnership. Upon termination of our lease and satisfaction of all payments owed to Mr. Snadon’s partnership, Mr. Snadon will be considered independent under the rules of the Nasdaq Stock Market.

Director Compensation
Each director receives compensation of $50,000 per year for service on the board of directors. To date this compensation has been paid by the issuance of the Company’s common stock.

Vote Required
Directors are elected by a plurality of the votes of the shares present at the Annual Meeting in person or represented by proxy and entitled to vote on the election of directors.

Director Attendance at Meetings and Annual Meeting
No director attended fewer than 75% of the aggregate of (i) the total number of meetings of the board of directors and (ii) the total number of meetings held by all committees of the board of directors on which such director served. We do not have a formal policy regarding attendance by members of the board of directors at our Annual Meeting, but strongly encourage directors to attend. We make every effort to schedule our Annual Meeting at a time and date to permit attendance by directors, taking into account the directors’ schedules and the timing requirements of applicable law. We did not hold an annual meeting last year as we were still in bankruptcy.

Recommendation of our Board of Directors
Our Board of Directors recommends that the stockholders vote “FOR” the election of the nominees listed above.

EXECUTIVE COMPENSATION AND RELATED INFORMATION
Summary of Cash and Certain Other Compensation
The following summary compensation table indicates the cash and non-cash compensation earned during the fiscal years ended December 31, 2003, December 31, 2002, and December 31, 2001, respectively, by our chief executive officer and each of our other three highest compensated executive officers (determined on the basis of their salary and bonus for the fiscal year ended December 31, 2003) whose total compensation exceeded $100,000 during 2003. The listed individuals are referred to in this proxy statement as the named executive officers.

Summary Compensation Table

Annual Compensation (1)

Name and Principal Positions	Year	Salary ($)	Bonus ($)

Ronald E. Lusk Chairman	2003 2002 2001	65,971 43,727 182,292	-- -- 100,000

J. Michael Poss Chief Executive Officer, President and Chief Financial Officer	2003 2002 2001	153,786 28,421 N/A	-- -- N/A

K. Shane Hartman Chief Technology Officer and Vice President	2003 2002 2001	145,559 50,452 145,000	-- -- 40,000

Kathryn D. Fuller Corporate Secretary	2003 2002 2001	70,473 17,156 47,333	-- -- 12,500

________________

(1)   Excludes other compensation in the form of perquisites and other personal benefits that constitute the lesser of $50,000 or 10% of the total annual salary and bonus of each of the named executive officers.

Employment Agreements
The Company has previously entered into three-year employment agreements with each of Mr. Lusk, Mr. Poss, Mr. Hartman and Ms. Fuller. The Company entered into a similar agreement with Dr. Maxik upon the acquisition of Lighting Science, Inc. Upon completion of the initial three-year terms, each agreement is automatically renewed for successive one year periods. The Company may terminate an agreement as of any renewal date of such agreement upon 90 days advance written notice to the subject employee. In addition, the Company may terminate an agreement upon the death or disability of the employee or upon just cause. In the event an agreement is terminated by the Company without cause or by the employee upon a change in control of the Company, the Company is obligated to pay the compensation that the employee would otherwise be entitled to receive had the agreement not been terminated. Under their agreements, Mr. Lusk, Mr. Maxik and Mr. Poss were entitled to receive a base annual salary of $250,000. In addition, upon execution of the agreements, Mr. Lusk was issued 500,000 shares of common stock, Mr. Poss was issued 5 million shares of common stock and the Company agreed to issue Dr. Maxik 2.5 million shares of common stock. Under Mr. Hartman’s agreement, he was entitled to receive a base annual salary of $200,000. Upon execution of his agreement, Mr. Hartman was issued 700,000 shares of common stock. Under Ms. Fuller’s agreement, she was entitled to receive a base annual salary of $100,000. Upon execution of her agreement, Ms. Fuller was issued 600,000 shares of common stock. Previously, under all of the employment agreements, certain of the compensation owed to the employees was payable by the Company through the issuance of shares of the Company’s common stock. This compensation was not paid. The Company did pay stay bonuses in recognition of the work performed to allow the Company to emerge from bankruptcy, pursuant to which Mr. Lusk was issued 23,224,817 shares of common stock, Mr. Poss was issued 14,637,849 shares of common stock, Mr. Hartman was issued 11,954,834 shares of common stock, and Ms. Fuller was issued 6,379,525 shares of common stock. The employment agreements of Messrs. Lusk, Poss and Hartman and of Ms. Fuller were amended effective May 7, 2004, to remove the provision regarding the payment of compensation through the issuance of shares of the Company’s common stock. In addition, effective June 1, 2004, the base salaries of these officers have been amended, as follows: Mr. Lusk ($150,000), Mr. Poss ($90,000), Mr. Hartman ($100,000) and Ms. Fuller ($60,000).

Compensation Committee Report on Executive Compensation
The Board of Directors has established a Compensation Committee to review and approve the compensation levels of executive officers of the Company, evaluate the performance of the executive officers and to review any related matters for the Company. The Compensation Committee is charged with reviewing with the board of directors in detail all aspects of the cash compensation for the executive officers of the Company. Stock option compensation for the executive officers is also considered by the Compensation Committee. In 2003, the Compensation Committee consisted of Messrs. Harkleroad, Woodson, and Yetter.
The philosophy of the Company’s compensation program is to employ, retain and reward executives capable of leading the Company in achieving its business objectives. These objectives include preserving a strong financial posture, increasing the assets of the Company, positioning the Company’s assets and business operations in geographic markets and industry segments offering long-term growth opportunities, enhancing stockholder value and ensuring the competitiveness of the Company. The accomplishment of these objectives is measured against conditions prevalent in the industry within which the Company operates. In recent years, these conditions reflect a highly competitive market environment and rapidly changing regional, geographic and industry market conditions. However, the Compensation Committee is also mindful of the fact that several of the Company’s executive officers have entered into employment agreements in connection with their agreements to join the Company; accordingly, with respect to those executive officers, the Compensation Committee recognizes that, to a large degree, compensation for such persons is set by contract.
In general, the Compensation Committee has determined that the available forms of executive compensation should include base salary, cash bonus awards and stock awards. Performance of the Company will be a key consideration (to the extent that such performance can fairly be attributed or related to such executive’s performance), as well as the nature of each executive’s responsibilities and capabilities. The Company’s compensation philosophy recognizes, however, that stock price performance is only one measure of performance and, given industry business conditions and the long-term strategic direction and goals of the Company, it may not necessarily be the best current measure of executive performance. Therefore, the Company’s compensation philosophy also will give consideration to the Company’s achievement of specified business objectives when determining executive officer compensation. The Compensation Committee will endeavor to compensate the Company’s executive officers based upon a Company-wide salary structure consistent for each position relative to its authority and responsibility compared to industry peers.
An additional objective of the Compensation Committee in determining compensation is to reward executive officers with equity compensation in addition to salary in keeping with the Company’s overall compensation philosophy, which attempts to place equity in the hands of its employees in an effort to further instill stockholder considerations and values in the actions of all employees and executive officers. In making its determinations, some consideration will be given by the Compensation Committee to the existing amount of common stock already owed by such persons. The Compensation Committee believes that the award of shares of common stock represents an effective incentive to create value for the stockholders.
Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the Chief Executive Officer or to any of the four other most highly compensated executive officers. Certain performance-based compensation, however, is specifically exempt from the deduction limit. The Company does not have a policy that requires or encourages the Compensation Committee to qualify stock options or restricted stock awarded to executive officers for deductibility under Section 162(m) of the Internal Revenue Code. However, the Compensation Committee will consider the net cost to the Company in making all compensation decisions.

                   Compensation Committee
                   Donald R. Harkleroad
                   Robert L. Woodson, III
                   Frank L. Yetter

EQUITY COMPENSATION PLANS
Equity Compensation Plan Information
The following table provides information as of ____________, 2004, with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

	A	B	C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)

Equity Compensation Plans Approved by Stockholders	N/A	N/A	N/A

Equity Compensation Plans Not Approved by Stockholders(1)	7,777,770 shares	N/A	N/A(1)

Total	7,777,770 shares	N/A	N/A(1)
(1)   Consists of shares issued to directors for directors fees in lieu of cash payments. There is currently no limit on such issuances.

PROPOSAL TWO: RATIFICATION OF INDEPENDENT AUDITORS
General
Previous Independent Accountants
On January 20, 2004, Smith, Jackson, Boyer & Bovard, P.L.L.C. resigned as our independent auditors. Their audit of our financial statements for the fiscal year ended December 31, 2003 was not completed. Prior to their resignation, there were no disagreements between the Company and Smith, Jackson, Boyer & Bovard, P.L.L.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Smith, Jackson, Boyer & Bovard, P.L.L.C., would have caused Smith, Jackson, Boyer & Bovard, P.L.L.C. to make reference to the subject matter of the disagreement in connection with its reports.
Prior to engaging Smith, Jackson, Boyer & Bovard, P.L.L.C., King, Griffin & Adamson, P.C. served as the Company’s independent auditors. On September 19, 2002, King, Griffin & Adamson, P.C. resigned as our independent auditors. Their audit of our financial statements for the fiscal years ended December 31, 2001 and December 31, 2002 were not completed. Prior to their resignation, there were no disagreements between the Company and King, Griffin & Adamson, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of King, Griffin & Adamson, P.C., would have caused King, Griffin & Adamson, P.C. to make reference to the subject matter of the disagreement in connection with its reports.
Appointment and Ratification of Turner, Stone & Company, LLP
Our audit committee appointed the firm of Turner, Stone & Company, LLP as our independent auditors on March 31, 2004 for the purpose of expressing an opinion on the financial statements of the Company dated December 31, 2003. The audit committee is also requesting the firm to serve in the same capacity for the year ending December 31, 2004, and is asking you to ratify this appointment. Stockholder ratification of the appointment is not required by our bylaws or by any other applicable law. However, our board of directors and our audit committee are submitting the appointment of Turner, Stone & Company, LLP to you for ratification as a matter of good corporate practice.
If you fail to ratify the appointment, our audit committee and our board of directors will reconsider whether or not to retain Turner, Stone & Company, LLP. Even if the appointment is ratified, our audit committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if our audit committee believes that such a change would be in the best interests of the Company and the stockholders.
A representative of Turner, Stone & Company, LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Fees Billed to our Company by Turner, Stone & Company, LLP during Fiscal Year 2003
During the fiscal year ended December 31, 2003, Turner, Stone & Company, LLP provided no services to the Company because they were not employed until March 31, 2004. As a result, no fees were paid to the firm during the fiscal year ended December 31, 2003. Information concerning fees paid to Turner, Stone & Company, LLP during 2004 with respect to work in connection with the 2003 financial statements is as follows:
Audit Fees
Aggregate fees billed to us by Turner, Stone & Company, LLP since March 31, 2004 for professional services rendered for the audit of our 2003 annual financial statements and review of financial statements included in the Company’s quarterly report on Form 10-QSB for the quarter ending March 31, 2004, totaled approximately $20,530 as of the date of this proxy statement.
Audit Related Fees
The fees paid to Turner, Stone & Company, LLP for 2004 as of the date of this proxy statement do not include any fees for “Audit Related” work. However, it is anticipated that Turner, Stone & Company, LLP will perform audit related work with respect to the filing of an 8-K in connection with the acquisition of Lighting Science, Inc. The amount of fees for this engagement are unknown at this time.
Tax Fees
We have not requested nor have we received any tax services from Turner, Stone & Company, LLP for any tax years.
All Other Fees
As of the date of this proxy statement, Turner, Stone & Company, LLP has not billed nor has the Company requested any other non-audit or non-tax professional services with respect to any matters concerning the Company.

Vote Required
The ratification of the appointment of Turner, Stone & Company, LLP as our independent auditors for the fiscal year ending December 31, 2004 requires the affirmative vote of the holders of a majority of the Company’s shares present at the Annual Meeting in person or by proxy and entitled to vote.

Recommendation of our Board of Directors
Our Board of Directors recommends that the stockholders vote “FOR” the ratification of the appointment of Turner, Stone & Company, LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2004.

PROPOSAL THREE:
AMENDMENT OF THE PHOENIX GROUP CORPORATION’S AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT
General
Our board of directors has unanimously adopted a resolution approving, declaring advisable and recommending to the stockholders for their approval, a proposal that Article Fourth of the Company’s Amended and Restated Certificate of Incorporation be amended to effect a one-for-sixteen (1:16) reverse stock split of the issued and outstanding shares of the Company’s common stock, such number consisting of only whole shares. The form of the proposed amendment to effect the reverse stock split, as more fully described below, will effect the reverse stock split but will not change the number of authorized shares of common stock or preferred stock, the par value of the common stock or preferred stock or the number of shares of preferred stock outstanding.
If the stockholders approve this proposal, the board of directors will have the authority, in its sole discretion, and without further action on the part of the stockholders, to affect the approved reverse stock split by filing any required amendments, notices or information (a “Notification”) with the Delaware Secretary of State. The reverse stock split will become effective on the date a Notification is filed with the Delaware Secretary of State. Even if the stockholders approve the reverse stock split, the Company reserves the right not to effect the reverse stock split if our board of directors does not deem it to be in the best interests of the Company and its stockholders to effect the reverse stock split.
The amendment to our Amended and Restated Certificate of Incorporation relating to this proposal is attached to this proxy statement as Appendix A.
The board of directors has approved this proposal for adoption by our stockholders because it believes that the reverse stock split is in the best interests of the Company and the stockholders. However, the board of directors reserves the right, notwithstanding stockholder approval, and without further action by the stockholders, to decide not to proceed with the reverse stock split, if at any time prior to filing a Notification it determines, in its sole discretion, that the reverse stock split is no longer in the best interests of the Company and the stockholders. Thus, a vote FOR Proposal Three will include authorization for the board of directors to not file a Notification in the event that it determines that it would be in the best interests of the Company and the stockholders to not do so.

Reasons for the Reverse Stock Split
On June 1, 2004, the Company acquired Lighting Science, Inc. by purchasing all of that corporation’s outstanding stock in exchange for the issuance of 76,740,391 shares of the Company’s common stock and the Company’s obligation to issue up to an additional 71,999,441 shares of the Company’s common stock upon the satisfaction of certain conditions under the stock purchase agreement, including our stockholders’ approval of the reverse stock split. Under the purchase agreement, the Company agreed to use its reasonable best efforts to cause the amendment of the Company’s Amended and Restated Certificate of Incorporation to allow for the issuance of the additional shares to the selling stockholders of Lighting Science, Inc. Fredric Maxik, a nominee for election to the board of directors, is a co-trustee of Phibian S Trust, a trust that was a major selling stockholder of Lighting Science, Inc. Phibian S Trust will be issued a portion of the additional shares promised under the stock purchase agreement upon the approval of the reverse stock split and the amendment of the Company’s Amended and Restated Certificate of Incorporation. Similarly, another nominee for election to the board of directors, John Collingwood, as a major selling stockholder of Lighting Science, Inc., will be issued a portion of the additional shares promised under the stock purchase agreement upon the approval of the reverse stock split and the amendment of the Company’s Amended and Restated Certificate of Incorporation. The shares to be issued to Messrs. Maxik and Collingwood upon the approval of the reverse stock split and the amendment of the Company’s Amended and Restated Certificate of Incorporation will be adjusted to take into account the reverse split.
In addition to performing its obligations resulting from the acquisition of Lighting Science, Inc., the board of directors is seeking the authority to affect the reverse stock split because it hopes that the reverse stock split will broaden the market for our common stock and that the resulting anticipated increased price level will encourage interest in our common stock. Furthermore, the decision to implement a reverse stock split is part of broader considerations by the board of directors affecting the Company’s capitalization. The board of directors believes that the current market price of the Company’s common stock is impairing its acceptability to institutional investors, professional investors and other members of the investing public because, among other things, the board of directors is aware that various brokerage house policies and practices tend to discourage individual brokers within those firms from dealing with low-priced stocks. In addition, the current price per share of our common stock may result in individual stockholders paying higher per-share transaction costs because fixed-price brokers’ commissions represent a higher percentage of the stock price on a lower priced stock than fixed-price commissions on a higher priced stock. Finally, in the absence of effecting the reverse stock split, the Company will effectively be unable to issue any meaningful amount of additional shares of common stock as the Company will have issued almost all of the shares of capital stock it has been authorized to issue under our Amended and Restated Certificate of Incorporation. This will have the effect of preventing the Company from offering stock options or stock grants to existing and prospective employees, from raising additional capital through stock issuances or from issuing stock in acquisitions.

Risks Associated with the Reverse Stock Split
While our board of directors believes that our common stock could trade at higher prices after the consummation of the reverse stock split, there can be no assurance that the increase in the trading price will occur, or, if it does occur, that it will equal or exceed the price that is the product of the market price of the common stock prior to the reverse stock split times the reverse stock split ratio. In some cases, the total market capitalization of a company following a reverse stock split is lower, and may be substantially lower, than the total market capitalization before the reverse stock split. In addition, the fewer number of shares that will be available to trade will possibly cause the trading market of our common stock to become less liquid, which could have an adverse effect on the price of our common stock.
Another goal of affecting the reverse split is to reach The Nasdaq Stock Market’s National Market listing requirements more quickly. We cannot offer any assurance that our common stock will meet The Nasdaq Stock Market’s National Market listing requirements sooner, if ever, following the reverse stock split. In addition, there can be no assurance that the reverse stock split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks.
Another goal of affecting the reverse split is to provide the Company with the ability to issue additional shares of capital stock in the form of options or stock grants to existing and prospective employees or in connection with raising additional capital or engaging in acquisitions. The Board of Directors has broad discretion on the granting of stock options and stock and in the issuance of shares of capital stock in connection with raising additional capital or engaging in acquisitions. Any of these grants or issuances would be dilutive to stockholders and there can be no assurance that the granting of options or the issuance of shares of capital stock will have the desired effect or bring about the intended results.
Upon the approval of the reverse stock split and the amendment to our Amended and Restated Certificate of Incorporation, we will immediately issue the additional shares of common stock that we are obligated to issue pursuant to our agreement related to the acquisition of Lighting Science, Inc. This will have an immediate dilutive effect upon existing stockholders.

Effects of the Proposed Amendment
If the stockholders approve the proposal to authorize our board of directors to implement the one-for-sixteen reverse stock split and our board of directors decides to implement the reverse stock split, we will amend the existing provision of our Amended and Restated Certificate of Incorporation relating to our authorized capital to add the following paragraph at the end thereof:
“Upon the effectiveness (the “Effective Date”) of the certificate of amendment to the amended certificate of incorporation containing this sentence, each sixteen shares of the Common Stock issued and outstanding as of the date and time immediately preceding [date on which the certificate of amendment is filed], the effective date of a reverse stock split (the “Split Effective Date”), shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and nonassessable share of Common Stock. There shall be no fractional shares issued. A holder of record of Common Stock on the Split Effective Date who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive an additional share of Common Stock in lieu of such fractional share.”
The reverse stock split will be effected simultaneously for all our common stock and the exchange ratio will be the same for all of our common stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of our stockholders owning an additional share of common stock in lieu of a fractional share. Common stock issued pursuant to the reverse stock split will remain fully paid and nonassessable. The reverse stock split will not affect our continuing reporting requirements under the Securities and Exchange Act of 1934, as amended.
The effect of the reverse stock split on the Series A Senior Convertible Preferred Stock will be as per the terms of the Designation of Rights, Preferences, and Powers of the Series A Senior Convertible Preferred Stock and Series B Preferred Stock (the “Certificate of Designations”). According to the Certificate of Designations the conversion price of the Series A Senior Convertible Preferred Stock is subject to adjustment such that the conversion price (as defined) shall be proportionally adjusted so that the holder of any shares of Series A Senior Convertible Preferred Stock surrendered for conversion after such date shall be entitled to receive the kind and amount of shares which such holder would have owned or have been entitled to receive had such shares of Series A Senior Convertible Preferred Stock been converted immediately prior to such event (the foregoing is subject to the terms contained in the Certificate of Designations.
Based on stock information as of the record date, after completion of the one-for-sixteen reverse stock split we will have approximately 464,660,858 shares of authorized but unissued shares of common stock (this is net of shares issuable upon exercise of outstanding options, the conversion of outstanding shares of Series A Senior Convertible Preferred Stock and the issuance of shares pursuant to our agreement related to the acquisition of Lighting Science, Inc.). These additional shares would be available from time to time for corporate purposes including raising additional capital, acquisitions of companies or assets, for strategic transactions, including a sale of all or a portion of the Company, and sales of stock or securities convertible into common stock. We currently have no present intention, plan, arrangement or agreement, written or oral, to issue shares of our common stock for any purpose, except for the issuance of shares of common stock upon (1) the exercise of outstanding options or warrants to purchase our common stock, (2) the conversion of outstanding shares of our Series A Senior Convertible Preferred Stock and (3) pursuant to our agreement related to the acquisition of Lighting Science, Inc. We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. If we issue additional shares, the ownership interests of holders of our common stock will be diluted.
The reverse stock split is likely to result in some stockholders owning “odd-lots” of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions on “round-lots” of even multiples of 100 shares.

Effective Date
If Proposal Three is approved by our stockholders and the board of directors continues to believe that the reverse stock split is in the best interests of the Company and our stockholders, the reverse stock split will be effective as of the date and time a Notification has been filed with the Delaware Secretary of State in accordance with applicable Delaware law.

Exchange of Stock Certificates and Payment of Fractional Shares
If Proposal Three is approved by our stockholders and the board of directors continues to believe that the reverse stock split is in the best interests of the Company and our stockholders, the reduction in the number of our shares of common stock that you hold will occur automatically on the date that we file a Notification with the Delaware Secretary of State without any further action on your part and without regard to the date that you physically surrender your certificates representing pre-split shares of common stock for certificates representing post-split shares. As soon as practicable after the effective date of the Notification, our transfer agent, American Stock Transfer and Trust Company, will mail transmittal forms to each holder of record of certificates representing the number of shares of our common stock that you previously held prior to the filing of the notification. This letter of transmittal should be used by you in forwarding your pre-split certificates for surrender and exchange for certificates representing the number of shares of our common stock that you will be entitled to receive as a consequence of the reverse split. The transmittal form will be accompanied by instructions specifying other details of the exchange.
After receipt of a transmittal form, you should surrender your old certificates, and you will receive in exchange therefor certificates representing the new number of shares of our common stock that you will hold. No stockholder will be required to pay a transfer or other fee to exchange his, her or its certificates. Stockholders should not send in certificates until they receive a transmittal form from the Company’s transfer agent. In connection with the reverse stock split, our common stock will change its current CUSIP number. This new CUSIP number will appear on any new stock certificates issued representing shares of our post-split common stock.
If your number of shares of post-split common stock includes a fraction, we will round up the number of shares that you would otherwise receive to the next higher whole number.
As of the effective date of the Notification, each certificate representing pre-split shares of common stock will, until surrendered and exchanged as described above, be deemed cancelled and, for all corporate purposes, will be deemed to represent only the number of post-split shares of common stock as a result of the reverse stock split. It is very important for you to note that you will not be entitled to receive any dividends or other distributions payable by us after the Notification is effective until you surrender and exchange your certificates. If we issue and pay any dividends or distributions, these amounts will be withheld, accumulate and be paid to you, without interest, once you surrender your certificates for exchange. We have no current plans to pay any dividends or distributions.

Federal Income Tax Consequences of the Reverse Stock Split
The following is a summary of certain material federal income tax consequences of the reverse stock split and does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. For example, the state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the state in which such stockholder resides. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the old shares were, and the new shares will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split.
We believe that the reverse stock split will constitute a tax-free recapitalization under the Code and that we should not recognize any gain or loss as a result of the reverse stock split. In addition, our stockholders should not recognize any gain or loss if they receive only common stock upon the reverse stock split. Although the issue is not free from doubt, receipt of an additional whole share of common stock received in lieu of the receipt of a fractional share should be treated in the same manner and the stockholder should recognize no gain or loss as a result of the reverse stock split. However, it is possible that the receipt of an additional share could be wholly or partially taxable. The stockholder should consult a tax advisor to determine which of these treatments will apply upon the receipt of a whole share of common stock in lieu of a fractional share of common stock.
We further believe that a stockholder’s aggregate basis in his, her or its post-split shares of common stock will equal his, her or its aggregate basis in the pre-split shares of common stock owned by that stockholder that are exchanged for the post-split shares of common stock. Generally, the aggregate basis will be allocated among the post-split share on a pro rata basis, however, if a stockholder has used the specific identification method to identify his, her or its basis in pre-split shares of common stock surrendered in the reverse stock split, the stockholder should consult a tax advisor to determine his, her or its basis in the post-split shares. The holding period of the post-split common stock received by a stockholder will generally include the stockholder’s holding period for the shares of pre-split common stock with respect to which post-split shares of common stock are issued, provided that the shares of pre-split common stock were held as a capital asset on the date of the exchange.
Our view regarding the tax consequence of the reverse stock split is not binding on the Internal Revenue Service or the courts and we have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse stock split. Accordingly, each stockholder should consult with such stockholder’s own tax advisor with respect to all of the potential tax consequences to such stockholder of the reverse stock split.

Potential Anti-Takeover Effect
Although the increased proportion of unissued authorized shares to be issued could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board of directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar amendments to our board of directors and stockholders. Other than the reverse stock split proposal, our board of directors does not currently contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to take over or change control of the Company.

Accounting Effects of the Reverse Stock Split
Following the effective date of the reverse stock split, the par value of our common stock will remain at $0.001 per share. The number of outstanding shares of common stock will be reduced by the one-to-sixteen (1:16) reverse stock split ratio selected by the board of directors. Accordingly, the aggregate par value of the issued and outstanding shares of our common stock, and therefore the stated capital associated with our common stock, will be reduced, and the additional paid-in capital (capital paid in excess of the par value) will be increased in a corresponding amount for statutory and accounting purposes. If the reverse stock split is effected, all share and per share information in our financial statements will be restated to reflect the reverse stock split for all periods presented in our future filings, after the effective date of the Notification filed with the Delaware Secretary of State. Our stockholders’ equity will remain unchanged following the effective date of the Notification.

No Dissenter’s Rights
Under the Delaware General Corporation Law, our stockholders are not entitled to dissenter’s rights with respect to the reverse stock split, and we will not independently provide stockholders with any such right.

Vote Required
The affirmative vote of stockholders having a majority of the voting power of all outstanding shares of our capital stock entitled to vote at the Annual Meeting is required to approve the proposal for a reverse stock split and the amendment the Company’s Amended and Restated Certification of Incorporation. If Proposal Three is approved by the stockholders, it will become effective on the date the Notification is filed with the Delaware Secretary of State.

Recommendation of our Board of Directors
The board of directors believes that approval of Proposal Three is in the best interests of the Company and our stockholders for the reasons stated above. The board of directors recommends that stockholders vote “FOR” Proposal Three.

PROPOSAL FOUR:
AMENDMENT OF THE PHOENIX GROUP CORPORATION’S DESIGNATION OF RIGHTS, PREFERENCES AND POWERS OF THE SERIES A SENIOR CONVERTIBLE PREFERRED STOCK AND SERIES B PREFERRED STOCK
General
Our board of directors has unanimously adopted a resolution approving, declaring advisable and recommending to the stockholders for their approval, a proposal that amends our Designation of Rights, Preferences and Powers of the Series A Senior Convertible Preferred Stock and Series B Preferred Stock (“Certificate of Designations”) to change certain matters with respect to the composition of our board of directors. If the stockholders approve this proposal, the board of directors will have the authority, in its sole discretion, and without further action on the part of the stockholders, to affect these amendments by filing a Notification with the Delaware Secretary of State. The amendments will become effective on the date a Notification is filed with the Delaware Secretary of State. Even if the stockholders approve the amendments, the Company reserves the right not to effect the amendments if our board of directors does not deem it to be in the best interests of the Company and its stockholders to effect the amendments.
The amendments to our Certificate of Designations relating to this proposal is attached to this proxy statement as Appendix B.
The board of directors has approved this proposal for adoption by our stockholders because it believes that the amendments are in the best interests of the Company and the stockholders. However, the board of directors reserves the right, notwithstanding stockholder approval, and without further action by the stockholders, to decide not to proceed with the amendments, if at any time prior to filing a Notification it determines, in its sole discretion, that the amendments are no longer in the best interests of the Company and the stockholders. Thus, a vote FOR Proposal Four will include authorization for the board of directors to not file a Notification in the event that it determines that it would be in the best interests of the Company and the stockholders to not do so.

Reasons for the Amendments
The Certificate of Designations currently contains provisions that limit the number of directors on our board of directors to six; provided, however, that this number can be changed by the affirmative vote of the holders of a majority of the then outstanding shares of common stock and Series A Senior Convertible Preferred Stock (the “Series A”) voting together, on an as-converted basis, as a single class. The Certificate of Designations currently also contains a provision that allows the holders of Series A to appoint one additional director for each two full quarterly dividend payments that are in arrears, up to a maximum of seven new directors. Thus, under certain conditions, the holders of the Series A have the right to appoint a majority of the board of directors. All of the outstanding shares of the Series A are held by an entity controlled by Mr. Lusk, the chairman of the board of directors.
The board of directors feels that these provisions unduly restrict the ability of the board of directors to expand the size of the board of directors to bring on capable new members because it requires a stockholder meeting to effect such an expansion, in the absence of the holders of the Series A using their ability to appoint additional directors to accommodate any desired expansion by the board of directors. Because of this, the board of directors is proposing the amendments to the Certificate of Designations to provide flexibility to expand its size, while at the same time leaving the holders of the Series A with the right to appoint a majority of the board of directors, as they do now, upon the occurrence of certain conditions set out in the Certificate of Designations.

Risks Associated with the Amendments
While our board of directors believes that the proposed amendments to the Certificate of Designations are in the best interests of the Company and its stockholders, there are certain risks associated with the proposed amendments. If the amendments become effective the holders of common stock will no longer have a vote in determining the size of the board of directors. The size of the board of directors will then be determined solely by the board of directors and the holders of the Series A. There can be no assurances that changes in the size of the board of directors in the future will reflect the desires of the holders of common stock or that they will bring about the desired effect or have the intended result.

Effects of the Proposed Amendments
If the stockholders approve the proposal to authorize our board of directors to implement the amendments to our Certificate of Designations and our board of directors decides to implement the amendments to our Certificate of Designations, we will amend the certain provisions of our Certificate of Designations relating to the composition of our board of directors by amending and restating certain provisions as follows:
“B.   Board Size. So long as there are any shares of Preferred Stock outstanding, the number of directors of the Board of Directors of the Corporation shall be fixed at six (6); provided, however, that such number may be changed by the written consent or affirmative vote, given in writing or by vote at a meeting of the holders of at least a majority of the then outstanding shares of the Series A Senior Convertible Preferred Stock. From and after such time as there shall no longer be any shares of Series A Senior Convertible Preferred Stock issued and outstanding, the number of directors of the Board of Directors shall be fixed and determined by the majority vote of the Board of Directors of the Corporation.
C.   Board Size if Cumulative Dividends in Arrears. In the event that, at any time the Series A Senior Convertible Preferred Stock remains outstanding, the Cumulative Dividends (as hereinafter defined) shall be in arrears in an amount equal to two (2) full quarterly dividend payments thereon, the number of directors shall be increased by one (1) additional director, and the holders of Series A Senior Convertible Preferred Stock, in addition to any other right to vote in elections of directors provided for in this paragraph 2, voting separately as a single class, shall be entitled to elect one (1) additional member of the Board of Directors of the Corporation at the next annual meeting of stockholders of the Corporation or at a special meeting called as hereinafter provided in this paragraph 2. Thereafter, for any period that the Cumulative Dividends are in arrears in an amount equal to two (2), additional full quarterly dividend payments thereon, the holders of the Series A Senior Convertible Preferred Stock shall have the right to elect one (1) additional director; provided, however, at such time as there shall have been seven (7) periods that the Cumulative Dividends are in arrears equal to two (2) quarters, holders of the Series A Senior Convertible Preferred Stock shall have the right to elect a majority of the directors constituting the Board of Directors. Such voting rights of the holders of Series A Senior Convertible Preferred Stock shall continue until all Cumulative Dividends thereon shall have been paid in full whereupon the respective of the additional directors elected by the holders of the Series A Senior Convertible Preferred Stock shall, upon receipt by all holders of Series A Senior Convertible Preferred Stock in immediately available funds representing payment in full of all Cumulative Dividends, expire and the number of directors constituting the full Board of Directors be decreased to that number at which it was prior to the operations of this paragraph.”
The effects of these amendments will be to leave decisions related to the size of the board of directors solely in the hands of the board of directors and the holders of the Series A. The holders of the common stock will no longer have a vote in determining the size of the board of directors.

Effective Date
If Proposal Four is approved by our stockholders and the board of directors continues to believe that the amendments are in the best interests of the Company and our stockholders, the amendments will be effective as of the date and time a Notification has been filed with the Delaware Secretary of State in accordance with applicable Delaware law.

Vote Required
The affirmative vote of stockholders having a majority of the voting power of all outstanding shares of our capital stock entitled to vote at the Annual Meeting is required to approve the proposal to amend our Certificate of Designations. If Proposal Four is approved by the stockholders, it will become effective on the date a Notification is filed with the Delaware Secretary of State.

Recommendation of our Board of Directors
The board of directors believes that approval of Proposal Four is in the best interests of the Company and our stockholders for the reasons stated above. The board of directors recommends that stockholders vote “FOR” Proposal Four.

OTHER MATTERS
We know of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the board of directors may recommend. Discretionary authority with respect to other matters is granted by the execution of the enclosed proxy, unless you specifically withhold that power.

MANAGEMENT
Executive Officers
The following table sets forth certain information regarding our executive officers who are not also directors of our Company as of _____________, 2004:

Name	Age	Position

Kathryn D. Fuller	36	Corporate Secretary
K. Shane Hartman	49	Chief Technology Officer and Executive Vice President
_____________
Kathryn D. Fuller. Ms. Fuller has served as the company’s corporate secretary since June 1999. Ms. Fuller has over 16 years of business administration experience with both public and private companies. In addition to serving as corporate secretary, Ms. Fuller has served as the company’s director of administration since December 1998.
K. Shane Hartman. Mr. Hartman was named chief technology officer and executive vice president of the Company effective November 15, 2000. Prior to joining the Company, Mr. Hartman accumulated 20 years of business experience in the information technology industry, having served with Perot Systems from June 1996 until November 2000 where he held several senior management positions, most recently as Chief Technologist. Previously, Mr. Hartman served as Chief Architect for Programmability at Lotus Development Corporation. He is an alumnus of the Massachusetts Institute of Technology.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to beneficial ownership of our common stock as of ____________, 2004, by:
  each person who is known by us to beneficially own more than five percent of our common stock;
  each of our directors at that date and nominees and named executive officers; and
  all directors and officers as a group.
	Shares Beneficially Owned(1)(2)

Name and Address of Beneficial Owner	Number	Percent

Ronald E. Lusk(3)	43,167,054	9.4%
J. Michael Poss	21,557,953	4.8%
Robert L. Woodson, III	5,290,280	1.2%
Robert E. Bachman	1,611,110	*
Daryl N. Snadon	11,956,148	2.6%
Donald R. Harkleroad	6,593,645	1.5%
Frank L. Yetter	4,111,110	*
John A. Collingwood (4)	55,033,737	12.1%
Ed Lanier(5)	55,033,737	12.1%
Fredric Maxik(6)	41,172,358	9.1%
K. Shane Hartman	18,480,725	4.1%
Kathryn D. Fuller(7)	14,075,359	3.1%
Directors and Officers as a group(3)(4)(5)(6)(7)	278,083,216	59.9%

* Indicates ownership of less than 1% of our common stock
______________________
(1)   Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below. Unless indicated, the address of all persons listed in the above table is the Company’s address.
(2)   Except for the percentages of certain parties that are based on shares to be issued upon the filing of the Notification related to Proposal Three, which are indicated in the footnotes to the table, the percentages indicated are based on 453,599,459 shares of our common stock issued and outstanding on ___________, 2004. In the case of parties who will be issued shares upon the filing of the Notification related to Proposal Three the percentage ownership is calculated on the assumption that such shares are outstanding.
(3)   Includes 37,506,395 shares of common stock held by Mr. Lusk and 5,660,659 shares of common stock issuable upon the conversion of 533,333 shares of the Series A owned by Match, Inc., a company owned by the Ronald E. Lusk Revocable Trust, controlled by Trustee, Ronald E. Lusk.
(4)   Includes 28,393,944 shares of common stock held by Mr. Collingwood and 26,639,793 shares to be issued upon the filing of the Notification related to Proposal Three.
(5)   Includes 28,393,944 shares of common stock held by Mr. Lanier and 26,639,793 shares to be issued upon the filing of the Notification related to Proposal Three. Mr Lanier’s business address is: 6455 South Industrial Road, Suite B, Las Vegas, Nevada 89118.
(6)   Includes 19,952,503 shares of common stock held by Phibian S Trust, a trust controlled by Dr. Maxik, its co-trustee, and 18,719,855 shares to be issued to Phibian S. Trust and 2,500,000 shares to be issued to Dr. Maxik upon the filing of the Notification related to Proposal Three.
(7)   Includes 8,075,359 shares of common stock held by Ms. Fuller and 6,000,000 shares of common stock held by 2 Boys AB Revocable Living Trust, a trust controlled by Ms. Fuller, its trustee..

AUDIT COMMITTEE REPORT
The information contained in this section shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.
The following is the report of the audit committee with respect to our Company’s audited financial statements for the fiscal year ended December 31, 2003, included in our Company’s Annual Report on Form 10-KSB, for that year.

Review with Management
The audit committee has reviewed and discussed these audited financial statements with management of the Company.

Review and Discussions with Independent Auditors
The audit committee has discussed with the Company’s independent auditors Turner, Stone & Company, LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as amended, which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.
The audit committee has received the written disclosures and the letter from Turner, Stone & Company, LLP required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), as amended, and has discussed with Turner, Stone & Company, LLP the independence of Turner, Stone & Company, LLP, from the Company.

Conclusion
Based on the review and discussions referred to above in this report, the audit committee recommended to the Company’s board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB, for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

                   Submitted by the Audit Committee
                   of the Board of Directors

                Robert E. Bachman
                     Daryl N. Snadon
                     Frank L. Yetter

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Acquisition of Lighting Science, Inc.
On June 1, 2004, the Company acquired Lighting Science, Inc. by purchasing all of that corporation’s outstanding stock in exchange for 76,740,391 shares of the Company’s common stock and the Company’s obligation to issue up to an additional 71,999,441 shares of the Company’s common stock upon the satisfaction of certain conditions under the stock purchase agreement, including our stockholders’ approval of the reverse stock split. Two of the persons nominated for election to our board of directors, Dr. Fredric Maxik and Mr. Collingwood, had and have significant relationships with Lighting Science, Inc. Dr. Maxik is the chief executive officer of Lighting Science, Inc. and the co-trustee of a trust that was a major shareholder of Lighting Science, Inc. Mr. Collingwood was also a major shareholder of Lighting Science, Inc. As part of the acquisition of Lighting Science, Inc., the Company agreed to use its best efforts to cause the election of Dr. Maxik and Mr. Collingwood to the Company’s board of directors. The acquisition of Lighting Science, Inc. was previously disclosed on the Company’s Form 8-K filed with the Securities and Exchange Commission on June 15, 2004. As part of the acquisition Dr. Maxik has entered into an employment agreement with the Company. Also as a part of the acquisition Lighting Science, Inc., now a wholly-owned subsidiary of the Company, executed a promissory note in favor of Phibian S Trust, a trust controlled by Dr. Maxik, its co-trustee. The note is in the principal amount of $200,000, does not bear interest and is payable in 36 equal monthly installments beginning in the month following the month that Lighting Science, Inc. generates revenue of $10,000 or more.

Note Payable to Trust of Stockholder and Chairman Ronald E. Lusk
The Company is obligated under the terms of a line of credit agreement to Match, Inc. outstanding in the amount of $1,851,299 principal balance and $708,863 in accrued interest at December 31, 2003. Ronald E. Lusk, Chairman of the Company, controls Match, Inc. as Trustee of the Ronald E. Lusk Revocable Trust. The line of credit agreement with Match, Inc. is available up to a limit of $2 million; bears interest at prime plus 1 % on the note balance and prime plus 2% on any unpaid interest amounts; is due on demand and is unsecured. To date, there have been no interest payments made to Match, Inc.
Match, Inc. is the sole holder of all of the issued and outstanding Series A Senior Convertible Preferred Stock of the Company.

Loan from Stockholder and Chairman Ronald E. Lusk
On November 25, 2003 Ron Lusk, the chairman of the Company, advanced $50,000 to the Company for purposes of meeting general and administrative expenses. The loan bears interest at a rate of prime plus 1%. To date there have been no interest payments made to Mr. Lusk.

Office Lease with Stockholder and Director Daryl N. Snadon
We currently lease our executive offices from a partnership consisting of Daryl N. Snadon, a member of our board of directors, and two other individuals. Our former, long term lease with this partnership was terminated in connection with our bankruptcy. When we emerged from bankruptcy, we entered into an oral lease agreement with Mr. Snadon’s partnership to lease our executive offices on a month-to-month basis. We pay $11,143 in monthly rent under the lease. Under the terms of our oral lease agreement, we may pay rent by issuing stock to the members of Mr. Snadon’s partnership. To date, all amounts owed by us under our lease have been paid by issuing shares of common stock to the members of the partnership, including 10,845,038 shares to Mr. Snadon.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
The members of our board of directors, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act which requires them to file reports with respect to their ownership of our common stock and their transactions in our common stock. Based upon the copies of Section 16(a) reports which we received for fiscal year 2003 transactions in our common stock and their common stock holdings, we believe that all reporting requirements under Section 16(a) for that fiscal year were met in a timely manner by our directors, executive officers and greater than 10% beneficial owners.

OTHER MATTERS
Annual Report
A copy of our annual report on Form 10-KSB for the fiscal year ended December 31, 2003 has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The annual report is not incorporated into this proxy statement and is not considered proxy solicitation material.

Form 10-KSB
We filed an annual report on Form 10-KSB with the Securities and Exchange Commission on or about May 21, 2004. You may obtain a copy of that report, without charge, by writing to Investor Relations at The Phoenix Group Corporation., 801 E. Campbell Road, Suite 450, Richardson, Texas 75081.
YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT OR ANNEXED HERETO TO VOTE ON THE MATTERS SET FORTH ABOVE. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED ____________, 2004. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.
By Order of the Board of Directors

Kathryn D. Fuller
Corporate Secretary
Richardson, Texas

APPENDIX A

Text of Proposed Amendment

CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
THE PHOENIX GROUP CORPORATION
The Phoenix Group Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) hereby certifies as follows:
FIRST: The name of the Corporation is The Phoenix Group Corporation.
SECOND: Pursuant to Section 242 of the Delaware General Corporation Law, this Certificate of Amendment amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation.
THIRD: The terms and provisions of this Certificate of Amendment (i) have been duly approved by the Board of Directors; and (ii) have been duly approved by the required number of shares of outstanding stock of the Corporation, in each case pursuant to and in accordance with Section 242 of the Delaware General Corporation Law.
FOURTH: Article Fourth of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to add the following paragraph at the end thereof, as follows:
Upon the effectiveness (the “Effective Date”) of the certificate of amendment to the amended certificate of incorporation containing this sentence, each sixteen shares of the Common Stock issued and outstanding as of the date and time immediately preceding [date on which the certificate of amendment is filed], the effective date of a reverse stock split (the “Split Effective Date”), shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and nonassessable share of Common Stock. There shall be no fractional shares issued. A holder of record of Common Stock on the Split Effective Date who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive an additional share of Common Stock in lieu of such fractional share.
FIFTH: This Certificate of Amendment to the Amended and Restated Certificate of Incorporation shall be effective as of the date it is filed with the Secretary of State of the State of Delaware.
IN WITNESS WHEREOF, this Certificate of Amendment of the Certificate of Incorporation of the Corporation has been signed by Ronald E. Lusk, its authorized officer this __ day of ________, 2004.

                   THE PHOENIX GROUP CORPORATION

                   By:
                   Title:
                   Name:

A-

Appendix B

Text of Proposed Amendment

CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
THE PHOENIX GROUP CORPORATION

The Phoenix Group Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) hereby certifies as follows:

FIRST: The name of the Corporation is The Phoenix Group Corporation.

SECOND: Pursuant to Section 242 of the Delaware General Corporation Law, this Certificate of Amendment amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation.

THIRD: The terms and provisions of this Certificate of Amendment (i) have been duly approved by the Board of Directors; and (ii) have been duly approved by the required number of shares of outstanding stock of the Corporation, in each case pursuant to and in accordance with Section 242 of the Delaware General Corporation Law.

FOURTH: Exhibit A of the Amended and Restated Certificate of Incorporation of the Corporation, Designation of Rights, Preferences and Powers of Series A Senior Convertible Preferred Stock and Series B Preferred Stock, is hereby amended by deleting Sections 2.B and 2.C in their entirety and inserting in lieu thereof the following:

       B.   Board Size.    So long as there are any shares of Preferred Stock outstanding, the number of directors of the Board of Directors of the Corporation shall be fixed at six (6); provided, however, that such number may be changed by the written consent or affirmative vote, given in writing or by vote at a meeting of the holders of at least a majority of the then outstanding shares of the Series A Senior Convertible Preferred Stock. From and after such time as there shall no longer be any shares of Series A Senior Convertible Preferred Stock issued and outstanding, the number of directors of the Board of Directors shall be fixed and determined by the majority vote of the Board of Directors of the Corporation.

       C.   Board Size if Cumulative Dividends in Arrears.   In the event that, at any time the Series A Senior Convertible Preferred Stock remains outstanding, the Cumulative Dividends (as hereinafter defined) shall be in arrears in an amount equal to two (2) full quarterly dividend payments thereon, the number of directors shall be increased by one (1) additional director, and the holders of Series A Senior Convertible Preferred Stock, in addition to any other right to vote in elections of directors provided for in this paragraph 2, voting separately as a single class, shall be entitled to elect one (1) additional member of the Board of Directors of the Corporation at the next annual meeting of stockholders of the Corporation or at a special meeting called as hereinafter provided in this paragraph 2. Thereafter, for any period that the Cumulative Dividends are in arrears in an amount equal to two (2), additional full quarterly dividend payments thereon, the holders of the Series A Senior Convertible Preferred Stock shall have the right to elect one (1) additional director; provided, however, at such time as there shall have been seven (7) periods that the Cumulative Dividends are in arrears equal to two (2) quarters, holders of the Series A Senior Convertible Preferred Stock shall have the right to elect a majority of the directors constituting the Board of Directors. Such voting rights of the holders of Series A Senior Convertible Preferred Stock shall continue until all Cumulative Dividends thereon shall have been paid in full whereupon the respective of the additional directors elected by the holders of the Series A Senior Convertible Preferred Stock shall, upon receipt by all holders of Series A Senior Convertible Preferred Stock in immediately available funds representing payment in full of all Cumulative Dividends, expire and the number of directors constituting the full Board of Directors be decreased to that number at which it was prior to the operations of this paragraph.

FIFTH: This Certificate of Amendment to the Amended and Restated Certificate of Incorporation shall be effective as of the date it is filed with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, this Certificate of Amendment of the Certificate of Incorporation of the Corporation has been signed by Ronald E. Lusk, its authorized officer this __ day of ________, 2004.

                   THE PHOENIX GROUP CORPORATION

                   By:
                   Title:
                   Name:

B-

Appendix C

THE PHOENIX GROUP CORPORATION

AMENDED AND RESTATED
AUDIT COMMITTEE CHARTER

Purpose

The role of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

The Audit Committee shall also prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

Composition

Independence

The Audit Committee shall consist of three or more members of the Board of Directors (the “Board”), each of whom is determined by the Board to be “independent” under Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), the rules of the Nasdaq Stock Market (“Nasdaq”) and the rules and regulations of the SEC.

Financial Expertise

All members of the Audit Committee must be able to read and understand financial statements at the time of their appointment. At least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background that results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Appointment and Removal

The members of the Audit Committee shall be appointed by the Board and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Audit Committee may be removed, with or without cause, by a majority vote of the Board.

Chairperson

Unless a Chairperson is elected by the full Board, the members of the Audit Committee shall designate a Chairperson by the majority vote of the full Audit Committee membership. The Chairperson will chair all regular sessions of the Audit Committee and set the agenda for Audit Committee meetings.

Delegation to Subcommittees

In fulfilling its responsibilities, the Audit Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Audit Committee.

Meetings

The Audit Committee shall meet as often as it determines but no less than once per quarter, either in person or telephonically, and at such times and places as the Audit Committee shall determine. The Audit Committee should meet regularly with each of management, the principal internal auditor of the Company and the outside auditing firm in separate executive sessions to discuss any matters that the Audit Committee or either of these groups believe should be discussed privately. In addition, the Audit Committee or its chairperson should meet with the independent auditors and management quarterly to review the Company’s financial statements.

Relationship with Independent Accountants

The Audit Committee shall be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation, retention and oversight of the outside auditing firm. In this regard, the Audit Committee shall have the sole authority to (A) appoint and retain, (B) determine the funding for, and (C) when appropriate, terminate, the outside auditing firm, which shall report directly to the Audit Committee. The Audit Committee will be responsible for resolving any disputes between the independent accountants and the Company’s management.

Duties and Responsibilities

To fulfill its responsibilities and duties the Audit Committee shall:

A.   Financial Reporting Processes and Documents/Reports Review

1.   Review and discuss with the outside auditing firm: (A) the scope of the audit, the results of the annual audit examination by the auditor and any accompanying management letters, (B) any audit problems or difficulties the auditor encountered in the course of their audit work, including any restrictions on the scope of the outside auditing firm’s activities or on access to requested information, and any significant disagreements with management and management’s response to such audit problems or difficulties, and (C) any reports of the outside auditing firm with respect to interim periods.

2.   Review and discuss with management and the outside auditing firm the annual audited and quarterly unaudited financial statements of the Company, including (A) analyses of management and/or the outside auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements, (B) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including the development, selection and reporting of accounting policies that may be regarded as critical, and (C) major issues regarding the Company’s accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and financial statement presentations.

3.   Recommend to the Board whether the financial statements should be included in the Annual Report on Form 10-KSB.

4.   Periodically review and discuss the adequacy of the Company’s internal controls, any significant deficiencies in internal controls (and any special audit steps adopted in light of material control deficiencies), and significant changes in such controls; and review and discuss with the principal internal auditor of the Company and such others as the Audit Committee deems appropriate, the scope and results of the internal audit program.

5.   Periodically review and discuss the adequacy and effectiveness of the Company’s disclosure controls and procedures and management reports thereon.

6.   Review disclosures made to the Audit Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-KSB and 10-QSB about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

7.   Review and timely discuss with management and the outside auditors the effect of regulatory and accounting initiatives, as well as any material financial or non-financial arrangements of the Company that do not appear on the financial statements of the Company.

8.   Review and discuss with the independent auditors their report regarding (A) all critical accounting policies and practices to be used, (B) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and (C) other material written communications between the outside auditing firm and Company management, including a schedule of unadjusted differences.

9.   Review with financial management and the independent accountants the Company’s filings with the SEC prior to their filing or prior to the release of earnings reports. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

10.   Prepare all reports required to be included in the Company’s proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC.

11.   Discuss and review earnings press releases, including the type and presentation of information to be included in earnings press releases, in particular the use of “pro forma” or “adjusted” non-GAAP information.

12.   Discuss and review financial information and earnings guidance provided to analysts and rating agencies.

13.   Discuss policies with respect to risk assessment and risk management.

B.   Independent Accountants

1.   Approve in advance all audit, review or attest engagements required under the securities laws to be provided by the outside auditing firm, including fees and terms.
2   Establish policies and procedures for the engagement of the outside auditing firm to provide permissible non-audit services, which shall require preapproval by the Audit Committee (other than with respect to de minimis exceptions described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit). Ensure that approval of non-audit services are disclosed to investors in periodic reports required by Section 13(a) of the Exchange Act.

3.   The authority to grant preapproval of audit and non-audit services may be delegated to one or more designated members of the audit committee who are independent directors. Any such delegation shall be presented to the full Audit Committee at its next scheduled meeting.

4.   Review, at least annually, a report by the outside auditor describing (A) the firm’s internal quality-control procedures, (B) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the last five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and (C) all relationships between the independent auditor and the Company.

5.   In connection with the report review described in the previous paragraph, review and evaluate the lead partner of the outside auditor and present to the Board the Audit Committee’s conclusions with respect to the qualifications and performance of the outside auditing firm.

6.   Consider, at least annually, the independence of the outside auditing firm, including whether the outside auditing firm’s performance of permissible non-audit services is compatible with the auditor’s independence; obtain and review the report by the outside auditing firm describing any relationships between the outside auditing firm and the Company referred to in paragraph four above or any relationships between the outside auditing firm and the Company or any other relationships that may adversely affect the independence of the auditor; discuss with the outside auditing firm any disclosed relationship or services that may impact the objectivity and independence of the auditor; and present to the Board the Audit Committee’s conclusions with respect to the independence of the outside auditing firm.

7.   Ensure rotation of the audit partners as required by law and consider further whether, to assure continuing auditor independence, there should be a regular rotation of the outside audit firm itself.

8.   Establish policies for the hiring of employees and former employees of the outside auditing firm.

C.   Outside Advisors

The Audit Committee shall have the authority to retain such outside counsel, accountants, experts and other advisors as it determines appropriate to assist the Audit Committee in the performance of its duties. The Audit Committee shall have sole authority to approve related fees and retention terms.

D.   Ethical and Legal Compliance

1.   Establish, review and update periodically a code of business ethics and conduct that applies to the Company’s employees and directors, and ensure that management has established a system to enforce the code of ethics. The code must be publicly available and waivers for executive officers and directors granted and disclosed in accordance with applicable law.

2.   Review and approve, if the duty is not delegated to a comparable body of the Board, all related party transactions in accordance with the regulations of Nasdaq.

3.   Review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

4.   Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

5.   Perform any other activities consistent with this Charter, the Company’s bylaws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

Reports and Performance Review

The Audit Committee shall report its actions and any recommendations to the Board after each Audit Committee meeting and shall conduct and present to the Board an annual performance evaluation of the Audit Committee. The Audit Committee shall review at least annually the adequacy of this Charter and recommend any proposed changes to the Board for approval.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the outside auditor.

Disclosure of Charter

This Charter will be made available in accordance with applicable rules and regulations.

               Adopted by Resolution of the Board of Directors

               July __, 2004

C-

THE PHOENIX GROUP CORPORATION
PROXY

Annual Meeting of Stockholders, __________, 2004

This Proxy is Solicited on Behalf of the Board of Directors of
THE PHOENIX GROUP CORPORATION

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held __________, 2004 and the Proxy Statement and appoints Ronald E. Lusk and J. Michael Poss, and each of them, the proxies of the undersigned, with full power of substitution, to vote all shares of common stock of THE PHOENIX GROUP CORPORATION (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2004 Annual Meeting of Stockholders of the Company to be held at the ______________, _____, ________ _________ on _____________, 2004 at ____ __.m. _____________ time (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on this proxy card.

1.To elect nine directors to serve until the next annual meeting of the Company or until their successors are duly elected and qualified.
	FOR	WITHHOLD AUTHORITY TO VOTE
Robert E. Bachman	[____________]	[____________]
Donald R. Harkleroad	[____________]	[____________]
Ronald E. Lusk	[____________]	[____________]
Dr. Fredric Maxik	[____________]	[____________]
John Collingwood	[____________]	[____________]
J. Michael Poss	[____________]	[____________]
Daryl N. Snadon	[____________]	[____________]
Robert L. Woodson, III	[____________]	[____________]
Frank L. Yetter	[____________]	[____________]
2.To ratify the appointment of Turner, Stone & Company, LLP as independent auditors of the Company for the fiscal year ending December 31, 2004.			FOR AGAINST ABSTAIN [ ] [ ] [ ]
3.To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation which shall effect, upon filing, a reverse split of the Company’s outstanding common stock at a ratio of one-for sixteen (1:16), and authorize the board of directors to file such amendment in its discretion.
FOR AGAINST ABSTAIN [ ] [ ] [ ]
4.To approve an amendment to the Company’s Designation of Rights, Preferences and Powers of the Series A Senior Convertible Preferred Stock and Series B Preferred Stock			FOR AGAINST ABSTAIN [ ] [ ] [ ]
5.In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.			FOR WITHHOLD [ ] [ ]

The board of directors recommends a vote FOR the directors listed above and a vote FOR each of the listed proposals. This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted FOR the election of the directors listed above and FOR the other proposals.

Please print the name(s) appearing
on each share certificate(s) over
which you have voting authority:

                           (Print name(s) on certificate)

Please sign
your
name:

        Authorized Signature(s))           Date